EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aclarion, Inc.

Broomfield, Colorado

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-1/A (File no. 333-262026) and (ii) the Registration Statement on Form S-8 (File no. 333-265220) of Aclarion, Inc., of our report dated February 27, 2023 relating to the financial statements at and for the years ended December 31, 2022 and 2021, which appear in this Annual Report on Form 10-K.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

February 27, 2023